SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 5, 1999


                         Northwest Teleproductions, Inc.
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                 (State or Other Jurisdiction of Incorporation)



         0-8505                                            41-0641789
(Commission File Number)                                  (IRS Employer
                                                          Identification No.)


                              4455 West 77th Street
                          Minneapolis, Minnesota 55435
              (Address of Principal Executive Offices and Zip Code)


                                 (612) 835-4455
              (Registrant's telephone number, including area code)



                              4000 West 76th Street
                          Minneapolis, Minnesota 55435
          (Former Name or Former Address, if Changed Since Last Report)

Item 4.           Changes in Registrant's Certifying Accountant.

         On April 5, 1999, the Registrant selected Boulay, Heutmaker, Zibell & Co. PLLP to serve as the Registrant's independent auditors for the 1999 fiscal year and ceased its client-auditor relationship with Deloitte & Touche LLP, the independent accountant which had been engaged by the Registrant for prior fiscal years.

         There were not, in connection with the audits of the two most recent fiscal years and any subsequent interim period preceding the selection of Boulay, Heutmaker, Zibell & Co. PLLP, any disagreements with Deloitte & Touche LLP, the independent accountant engaged by the Registrant for prior years, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Deloitte & Touche LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report, nor has Deloitte & Touche LLP's report on the financial statements of the Registrant for the past two years contained an adverse opinion or disclaimer of opinion or been qualified as to uncertainty, audit scope or accounting principles, nor are there any events requiring disclosure under Item 304(a)(1)(iv)(B) of Regulation S-B.

         The decision to change accountants was recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors effective April 5, 1999.

Item 7.           Financial Statements and Exhibits

         (a)      Financial statements of businesses acquired:

                           Not Applicable.

         (b)      Pro forma financial information:

                           Not Applicable.

         (c)      Exhibits:

                           See Exhibit Index on page following Signatures.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NORTHWEST TELEPRODUCTIONS, INC.


                                        By       /s/ Phillip A. Staden
Date April 12, 1999                            Phillip A. Staden, President

                                  EXHIBIT INDEX

                         Northwest Teleproductions, Inc.
                             Form 8-K Current Report




Exhibit Number             Description

       16            Letter dated April 12, 1999 from Deloitte & Touche LLP